Exhibit 99.1
Motorola Solutions Reports Second-Quarter 2020 Financial Results

•Revenue of $1.6 billion, down 13% versus a year ago
•Software and Services segment grew 5% and expanded operating margins by 260 bps
•GAAP earnings per share (EPS) of $0.78
•Non-GAAP EPS* of $1.39
•Generated $209 million of operating cash flow and $155 million of free cash flow
•Subsequent to quarter end, acquired Pelco Inc., a global provider of video security solutions for $110 million

CHICAGO – Aug. 6, 2020 – Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the second quarter of 2020. Click here for a printable news release and financial tables.

“I’m proud of our solid execution in Q2, led by software & services, in the face of this global pandemic. And, I'm even more impressed with our employees' resilience and unwavering commitment to our customers and to our business,” said Greg Brown, chairman and CEO, Motorola Solutions. “Demand for video security, software & services and increased customer engagements are driving our expectations for improvement in the second half of the year.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q2 2020	Q2 2019	% Change
Sales	$1,618	$1,860	(13)%
GAAP
Operating Earnings	$218	$349	(38)%
% of Sales	13.5%	18.8%
EPS	$0.78	$1.18	(34)%
Non-GAAP*
Operating Earnings	$359	$444	(19)%
% of Sales	22.2%	23.9%
EPS	$1.39	$1.69	(18)%
Products and Systems Integration Segment
Sales	$968	$1,238	(22)%
GAAP Operating Earnings	$49	$201	(76)%
% of Sales	5.1%	16.2%
Non-GAAP Operating Earnings*	$131	$242	(46)%
% of Sales	13.5%	19.5%
Software and Services Segment
Sales	$650	$622	5%
GAAP Operating Earnings	$169	$148	14%
% of Sales	26.0%	23.8%
Non-GAAP Operating Earnings*	$228	$202	13%
% of Sales	35.1%	32.5%

*Non-GAAP financial information excludes the after-tax impact of approximately $0.61 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•Revenue - Sales were $1.6 billion, down 13% from the year-ago quarter driven by declines in North America and International. Revenue from acquisitions was $40 million, and currency headwinds were $30 million in the quarter. The Products and Systems Integration segment declined 22% primarily due to lower sales of professional and commercial radio (PCR) and public safety LMR products. The Software and Services segment grew 5%, driven by growth in North America services and software.
•Operating margin - GAAP operating margin was 13.5% of sales, down from 18.8% in the year-ago quarter primarily due to lower sales in the Products and System Integration segment, partially offset by higher sales and gross margin in the Software and Services segment. Non-GAAP operating margin was 22.2% of sales, down from 23.9% in the year-ago quarter primarily due to lower sales in the Products and System Integration segment, partially offset by higher sales and gross margin in the Software and Services segment.
•Taxes - The GAAP effective tax rate was 23%, compared with 24% in the year-ago quarter. The non-GAAP effective tax rate was 23%, compared with 24% in the year-ago quarter. Both the GAAP and non-GAAP tax rates were lower in the current quarter primarily due to higher research and development credits.
•Cash flow - Operating cash flow was $209 million, compared with $251 million in the year-ago quarter. Free cash flow was $155 million, compared with $188 million in the year-ago quarter. Cash flow for the quarter decreased due to lower sales and net income, partially offset by improved working capital.
•Capital allocation - During the quarter, the company paid $109 million in cash dividends, repurchased $83 million of shares, used $65 million for acquisitions, and incurred $54 million of capital expenditures. Additionally, the company repaid $500 million of its revolving credit facility borrowing, of which $300 million was repaid during the quarter and $200 million was repaid subsequently. The remaining outstanding amount of the facility borrowing was $300 million as of Aug. 6, 2020.
•Backlog - The company ended the quarter with backlog of $10.5 billion, down $376 million from the year-ago quarter, inclusive of $126 million of unfavorable currency adjustments. Software and Services segment backlog was down 2% or $148 million, inclusive of $116 million of unfavorable currency rates. The decline was primarily related to revenue recognized for the Airwave and ESN contracts, partially offset by growth in North America. Products and Systems Integration segment backlog was down 7% or $228 million, inclusive of $10 million of unfavorable currency adjustments, driven by large International deployments and lower orders due to the delay in sales engagements from COVID-19.

NOTABLE WINS AND ACHIEVEMENTS

Software and Services
•$37 million P25 multi-year services contract with the State of Louisiana
•$26 million Next Generation 911 services contract with the State of Utah
•$10 million P25 statewide multi-year services contract in North America
•$8 million multi-year computer aided dispatch contract with Baltimore County

Products and Systems Integration
•$24 million P25 order for State of Alaska
•$20 million P25 order for Newton County, Georgia
•$17 million P25 order for State of South Dakota
•Launched the V300 continuous-operation body-worn camera

•Closed acquisition of IndigoVision in Q2 and subsequent to quarter end announced the acquisition of Pelco Inc.

BUSINESS OUTLOOK
•Third-quarter 2020 - Motorola Solutions expects revenue decline of (9%) to (8%) compared with the third quarter of 2019. The company expects non-GAAP earnings per share in the range of $1.72 to $1.78. This assumes current foreign exchange rates, approximately 174 million fully diluted shares, and an effective tax rate of approximately 23%.
•Full-year 2020 - Motorola Solutions expects revenue decline of approximately (7%) and non-GAAP earnings per share in the range of $7.40 to $7.52. This assumes current foreign exchange rates, approximately 175 million fully diluted shares, and an effective tax rate of 21% to 22%.

COVID-19
In response to the evolving COVID-19 pandemic, the company continues to adhere to its plans to keep its employees and customers healthy and safe, as well as ensuring continued operations and business continuity. Safety measures during this outbreak include having the vast majority of employees work remotely, suspending employee travel, withdrawing from certain industry events, increasing cleaning services, encouraging face coverings and using thermal scanning. The company continues to ensure customer continuity by fulfilling several emergency orders, completing remote software maintenance where possible, and continuing to service mission-critical networks on-site as needed to ensure seamless operations. In addition, our supply chain partners remain supportive and continue to do their part to ensure that service levels to the company and its customers remain fulfilled.

The sales teams’ engagement with customers, both virtual and in-person, has improved throughout the second quarter. The expectation is for improvement to continue throughout the second half of 2020. Additionally, the company’s engineering teams have adapted its solutions offerings to equip customers with the latest technology in the fight to protect their workplace from the spread of COVID-19. Specifically, in the video security business, the company has adapted its software and hardware offerings to provide analytics for occupancy counting, face mask detection and thermal detection capabilities.

The company has also taken actions in a number of areas to reduce its operating expenses, mostly driven by lower variable compensation, travel costs, contractor spend and reduced real estate footprint to limit the negative effect on operating margins for the year despite the expected reduction of revenue.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Time (5 p.m. U.S. Eastern Time) on Thursday, Aug. 6. The conference call will be webcast live at www.motorolasolutions.com/investor.

CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Q2 2020	Q2 2019
Net sales	$1,618	$1,860
Gross margin	766	931
Operating earnings	218	349
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	135	207
Diluted EPS	$0.78	$1.18
Weighted average diluted common shares outstanding	173.6	176.1

HIGHLIGHTED ITEMS
The table below includes highlighted items, share-based compensation expenses and intangible amortization for the second quarter of 2020.

(per diluted common share)	Q2 2020

GAAP Earnings	$0.78
Highlighted Items:
Intangibles amortization expense	0.22
Reorganization of business charges	0.18
Share-based compensation expenses	0.14
Legal settlements	0.03
Hytera-related legal expenses	0.02
Fixed asset impairment	0.02
Acquisition-related transaction fees	0.01
Release of uncertain tax positions	0.01
Fair value adjustments to equity investments	(0.02)
Non-GAAP Diluted EPS	$1.39

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring charges, certain non-cash pension adjustments, legal settlements and other contingencies, gains and losses on investments and businesses, Hytera-related legal expenses, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Hytera-Related Legal Expenses: On February 14, 2020, we announced that a jury in the U.S. District Court for the Northern District of Illinois decided in our favor in our trade secret theft and copyright infringement case against Hytera Communications Corporation Limited of Shenzhen, China; Hytera America, Inc.; and Hytera Communications America (West), Inc. (collectively, “Hytera”). In connection with this verdict, the jury awarded Motorola Solutions $345.8 million in compensatory damages and $418.8 million in punitive damages, for a total of $764.6 million. In the first quarter of 2020, we revised our definition of non-GAAP operating income to exclude the impact of Hytera-related legal expenses. The $5 million of Hytera-related legal expense incurred in the second quarter of 2020 reflects costs primarily associated with this jury trial. During the second quarter of 2020, Hytera filed a motion for a new trial and Hytera America, Inc. and Hytera Communications America (West) both filed for chapter 11 bankruptcy protection. Subsequent to quarter end, the company filed motions to dismiss the bankruptcy proceedings. Given our inability to predict the timing and outcome of these motions, together with the uncertainty of our ability to ultimately collect amounts awarded, at this time we have not recognized in our financial statements any gain related to the Hytera litigation.

Management typically considers legal expenses associated with defending our intellectual property as “normal and recurring” and accordingly, Hytera-related legal expenses were included in both our GAAP and non-GAAP operating income for fiscal years 2017, 2018 and 2019. We anticipate further expenses associated with Hytera-related litigation; however, we believe that these expenses are no longer a part of the “normal and recurring” legal expenses incurred to operate our business. In addition, if any contingent or actual gain associated with the Hytera litigation is recognized in the future, it will be similarly excluded from our non-GAAP operating income. We believe after the jury award, the presentation of excluding both Hytera-related legal expenses and gains related to awards better aligns with how management evaluates our ongoing underlying business performance.

For comparative purposes, $6 million, or $0.03 of earnings per share, net of tax, of Hytera-related legal expense was included in our second quarter 2019 Non-GAAP operating earnings.

Share-based compensation expenses: The company has excluded share-based compensation expenses from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expenses primarily because it represents a significant non-cash expense. Share-based compensation expenses will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Free cash flow: Free cash flow represents operating cash flow less capital expenditures. We believe that free cash flow is also useful to investors as the basis for comparing our performance and coverage ratios with other companies in our industries, although our measure of free cash flow may not be directly comparable to similar measures used by other companies.

Organic Revenue: Organic revenue reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters.  The company believes non-GAAP organic revenue growth provides useful information for evaluating the periodic growth of the business on a consistent basis and provides for a meaningful period-to-period comparison and analysis of trends in the business.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

The company has not quantitatively reconciled its guidance for non-GAAP metrics to their most comparable GAAP measure because the company does not provide specific guidance for the various reconciling items as certain items that impact these measures have not occurred, are out of the company’s control, or cannot be reasonably predicted. Accordingly, a reconciliation to the most comparable GAAP financial metric is not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact the company’s results.

BUSINESS RISKS

This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the third quarter and full-year 2020. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 10 through 22 in Item 1A of Motorola Solutions’ 2019 Annual Report on Form 10-K, on page 34 of Motorola Solutions’ 2020 first quarterly report on Form 10-Q, and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company's products; (4) the company's ability to refresh existing and introduce new products and technologies in a timely manner; (5) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (6) negative impact on the company's business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company's products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company's suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company's pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; (viii) the company’s ability to access the capital markets on acceptable terms and conditions; and (ix) the ongoing COVID-19 pandemic and governmental and societal responses thereto; (7) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (8) the outcome of ongoing and future tax matters; (9) the company's ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (10) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (11) the impact on the company's performance and financial results from strategic acquisitions or divestitures; (12) risks related to the company's manufacturing and business operations in foreign countries; (13) the creditworthiness of the company's customers and distributors, particularly purchasers of large infrastructure systems; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company's intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to complete acquisitions or repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company's use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; and (22) the company’s ability to settle the par value of its 1.75% senior convertible notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise

ABOUT MOTOROLA SOLUTIONS
Motorola Solutions is a global leader in mission-critical communications and analytics. Our technology platforms in mission-critical communications, command center software and video security & analytics, bolstered by managed & support services, make cities safer and help communities and businesses thrive. At Motorola Solutions, we are ushering in a new era in public safety and security. Learn more at www.motorolasolutions.com.

MEDIA CONTACT
Alexandra Reynolds
Motorola Solutions
+1 312-965-3968
alexandra.reynolds@motorolasolutions.com

INVESTOR CONTACT
Tim Yocum
Motorola Solutions
+1 847-576-6899
Tim.Yocum@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2020 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	June 27, 2020	June 29, 2019
Net sales from products	$877	$1,118
Net sales from services	741	742
Net sales	1,618	1,860
Costs of products sales	413	490
Costs of services sales	439	439
Costs of sales	852	929
Gross margin	766	931
Selling, general and administrative expenses	297	351
Research and development expenditures	161	170
Other charges	39	9
Intangibles amortization	51	52
Operating earnings	218	349
Other income (expense):
Interest expense, net	(58)	(56)
Gains on sales of investments and businesses, net	—	3
Other, net	16	(21)
Total other expense	(42)	(74)
Net earnings before income taxes	176	275
Income tax expense	40	67
Net earnings	136	208
Less: Earnings attributable to non-controlling interests	1	1
Net earnings attributable to Motorola Solutions, Inc.	$135	$207
Earnings per common share:
Basic	$0.79	$1.25
Diluted	$0.78	$1.18
Weighted average common shares outstanding:
Basic	170.0	164.9
Diluted	173.6	176.1

	Percentage of Net Sales*
Net sales from products	54.2%	60.1%
Net sales from services	45.8%	39.9%
Net sales	100.0%	100.0%
Costs of products sales	47.1%	43.8%
Costs of services sales	59.2%	59.2%
Costs of sales	52.7%	49.9%
Gross margin	47.3%	50.1%
Selling, general and administrative expenses	18.4%	18.9%
Research and development expenditures	10.0%	9.1%
Other charges	2.4%	0.5%
Intangibles amortization	3.2%	2.8%
Operating earnings	13.5%	18.8%
Other income (expense):
Interest expense, net	(3.6)%	(3.0)%
Gains on sales of investments and businesses, net	—%	0.2%
Other, net	1.0%	(1.1)%
Total other expense	(2.6)%	(4.0)%
Net earnings before income taxes	10.9%	14.8%
Income tax expense	2.5%	3.6%
Net earnings	8.4%	11.2%
Less: Earnings attributable to non-controlling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	8.3%	11.1%
* Percentages may not add up due to rounding

GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Six Months Ended
	June 27, 2020	June 29, 2019
Net sales from products	$1,764	$2,063
Net sales from services	1,509	1,454
Net sales	3,273	3,517
Costs of products sales	812	934
Costs of services sales	908	879
Costs of sales	1,720	1,813
Gross margin	1,553	1,704
Selling, general and administrative expenses	638	676
Research and development expenditures	330	333
Other charges	5	14
Intangibles amortization	104	102
Operating earnings	476	579
Other income (expense):
Interest expense, net	(109)	(111)
Gains on sales of investments and businesses, net	—	4
Other, net	34	(12)
Total other expense	(75)	(119)
Net earnings before income taxes	401	460
Income tax expense	67	100
Net earnings	334	360
Less: Earnings attributable to non-controlling interests	2	2
Net earnings attributable to Motorola Solutions, Inc.	$332	$358
Earnings per common share:
Basic	$1.95	$2.18
Diluted	$1.90	$2.04
Weighted average common shares outstanding:
Basic	170.3	164.4
Diluted	174.8	175.3

	Percentage of Net Sales*
Net sales from products	53.9%	58.7%
Net sales from services	46.1%	41.3%
Net sales	100.0%	100.0%
Costs of products sales	46.0%	45.3%
Costs of services sales	60.2%	60.5%
Costs of sales	52.6%	51.5%
Gross margin	47.4%	48.5%
Selling, general and administrative expenses	19.5%	19.2%
Research and development expenditures	10.1%	9.5%
Other charges	0.2%	0.4%
Intangibles amortization	3.2%	2.9%
Operating earnings	14.5%	16.5%
Other income (expense):
Interest expense, net	(3.3)%	(3.2)%
Gains on sales of investments and businesses, net	—%	0.1%
Other, net	1.0%	(0.3)%
Total other expense	(2.3)%	(3.4)%
Net earnings before income taxes	12.3%	13.1%
Income tax expense	2.0%	2.8%
Net earnings	10.2%	10.2%
Less: Earnings attributable to non-controlling interests	0.1%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	10.1%	10.2%
* Percentages may not add up due to rounding

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	June 27, 2020	December 31, 2019
Assets
Cash and cash equivalents	$1,341	$1,001
Accounts receivable, net	1,134	1,412
Contract assets	937	1,046
Inventories, net	449	447
Other current assets	225	272
Total current assets	4,086	4,178
Property, plant and equipment, net	965	992
Operating lease assets	462	554
Investments	157	159
Deferred income taxes	922	943
Goodwill	2,123	2,067
Intangible assets, net	1,242	1,327
Other assets	417	422
Total assets	$10,374	$10,642
Liabilities and Stockholders' Equity (Deficit)
Current portion of long-term debt	$517	$16
Accounts payable	498	618
Contract liabilities	1,294	1,449
Accrued liabilities	1,171	1,356
Total current liabilities	3,480	3,439

Long-term debt	5,111	5,113
Operating lease liabilities	385	497
Other liabilities	2,213	2,276

Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(830)	(700)

Non-controlling interests	15	17
Total liabilities and stockholders’ equity (deficit)	$10,374	$10,642

GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	June 27, 2020	June 29, 2019
Operating
Net earnings attributable to Motorola Solutions, Inc.	$135	$207
Earnings attributable to non-controlling interests	1	1
Net earnings	136	208
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	98	96
Non-cash other charges (income)	11	(6)
Share-based compensation expenses	31	30
Gain on sales of investments and businesses, net	—	(3)
Losses from the extinguishment of long term debt	—	43
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	11	(58)
Inventories	1	2
Other current assets and contract assets	88	(8)
Accounts payable, accrued liabilities, and contract liabilities	(153)	(84)
Other assets and liabilities	(11)	8
Deferred income taxes	(3)	23
Net cash provided by operating activities	209	251
Investing
Acquisitions and investments, net	(65)	(3)
Proceeds from sales of investments and businesses, net	4	8
Capital expenditures	(54)	(63)
Net cash used for investing activities	(115)	(58)
Financing
Repayments of debt	(4)	(658)
Repayment of revolver draw	(300)	—
Net proceeds from issuance of debt	—	645
Issuances of common stock	44	25
Purchases of common stock	(83)	(25)
Payments of dividends	(109)	(94)
Payments of dividends to non-controlling interests	(4)	(3)
Net cash used for financing activities	(456)	(110)
Effect of exchange rate changes on total cash and cash equivalents	31	(16)
Net increase (decrease) in total cash and cash equivalents	(331)	67
Cash and cash equivalents, beginning of period	1,672	897
Cash and cash equivalents, end of period	$1,341	$964
Financial Ratios:
Free cash flow*	$155	$188
*Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-5
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	June 27, 2020	June 29, 2019
Operating
Net earnings attributable to Motorola Solutions, Inc.	$332	$358
Earnings attributable to non-controlling interests	2	2
Net earnings	334	360
Adjustments to reconcile Net earnings to Net cash provided by operating activities:
Depreciation and amortization	197	191
Non-cash other charges (income)	(40)	4
Share-based compensation expenses	69	57
Gain on sales of investments and businesses, net	—	(4)
Losses from the extinguishment of long term debt	—	43
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable	286	110
Inventories	3	(61)
Other current assets and contract assets	136	128
Accounts payable, accrued liabilities, and contract liabilities	(454)	(345)
Other assets and liabilities	(15)	2
Deferred income taxes	1	17
Net cash provided by operating activities	517	502
Investing
Acquisitions and investments, net	(102)	(371)
Proceeds from sales of investments and businesses, net	7	10
Capital expenditures	(102)	(129)
Proceeds from sales of property, plant and equipment	56	—
Net cash used for investing activities	(141)	(490)
Financing
Net proceeds from issuance of debt	—	645
Repayments of debt	(8)	(666)
Net proceeds from revolver draw	800	—
Repayment of revolver draw	(300)	—
Issuances of common stock	49	70
Purchases of common stock	(336)	(170)
Payments of dividends	(218)	(187)
Payments of dividends to non-controlling interests	(4)	(3)
Net cash used for financing activities	(17)	(311)
Effect of exchange rate changes on total cash and cash equivalents	(19)	6
Net increase (decrease) in total cash and cash equivalents	340	(293)
Cash and cash equivalents, beginning of period	1,001	1,257
Cash and cash equivalents, end of period	$1,341	$964

Financial Ratios:
Free cash flow*	$415	$373

*Free cash flow = Net cash provided by operating activities - Capital expenditures

GAAP-6
Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Net Sales
	Three Months Ended
	June 27, 2020	June 29, 2019	% Change
Products and Systems Integration	$968	$1,238	(22)%
Software and Services	650	622	5%
Total Motorola Solutions	$1,618	$1,860	(13)%

	Six Months Ended

	June 27, 2020	June 29, 2019	% Change
Products and Systems Integration	$1,961	$2,307	(15)%
Software and Services	1,312	1,210	8%
Total Motorola Solutions	$3,273	$3,517	(7)%

Operating Earnings

	Three Months Ended

	June 27, 2020	June 29, 2019	% Change
Products and Systems Integration	$49	$201	(76)%
Software and Services	169	148	14%
Total Motorola Solutions	$218	$349	(38)%

	Six Months Ended

	June 27, 2020	June 29, 2019	% Change
Products and Systems Integration	$141	$310	(55)%
Software and Services	335	269	25%
Total Motorola Solutions	$476	$579	(18)%

Operating Earnings %

	Three Months Ended

	June 27, 2020	June 29, 2019
Products and Systems Integration	5.1%	16.2%
Software and Services	26.0%	23.8%
Total Motorola Solutions	13.5%	18.8%

	Six Months Ended

	June 27, 2020	June 29, 2019
Products and Systems Integration	7.2%	13.4%
Software and Services	25.5%	22.2%
Total Motorola Solutions	14.5%	16.5%

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangibles Amortization Expenses, Share-Based Compensation Expenses, and Highlighted Items)
(In millions)

Q1 2020
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$53	$13	$40	$0.23
Share-based compensation expenses	Cost of sales, SG&A and R&D	38	9	29	0.17
Hytera-related legal expenses	SG&A	25	6	19	0.11
Reorganization of business charges	Cost of sales and Other charges (income)	18	4	14	0.08
Acquisition-related transaction fees	Other charges (income)	2	—	2	0.01
Legal settlements	Other charges (income)	2	—	2	0.01
Fair value adjustments to equity investments	Other income	(1)	—	(1)	(0.01)
Release of uncertain tax positions	Income tax expense	—	1	(1)	(0.01)
Gain on sale of property, plant, and equipment	Other charges (income)	(50)	(12)	(38)	(0.22)
Total impact on Net earnings		$87	$21	$66	$0.37

Q2 2020

Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Intangibles amortization expense	Intangibles amortization	$51	$12	$39	$0.22
Reorganization of business charges	Cost of sales and Other charges (income)	41	10	31	0.18
Share-based compensation expenses	Cost of sales, SG&A and R&D	31	7	24	0.14
Legal settlements	Other charges (income)	7	2	5	0.03
Hytera-related legal expenses	SG&A	5	1	4	0.02
Fixed asset impairment	Other charges (income)	5	1	4	0.02
Acquisition-related transaction fees	Other charges (income)	1	—	1	0.01
Release of uncertain tax positions	Income tax expense	—	(1)	1	0.01
Fair value adjustments to equity investments	Other income	(4)	(1)	(3)	(0.02)
Total impact on Net earnings		$137	$31	$106	$0.61

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales
	Three Months Ended
	June 27, 2020	June 29, 2019	% Change
Products and Systems Integration	$968	$1,238	(22)%
Software and Services	650	622	5%
Total Motorola Solutions	$1,618	$1,860	(13)%

	Six Months Ended

	June 27, 2020	June 29, 2019	% Change
Products and Systems Integration	$1,961	$2,307	(15)%
Software and Services	1,312	1,210	8%
Total Motorola Solutions	$3,273	$3,517	(7)%

Non-GAAP Operating Earnings
	Three Months Ended
	June 27, 2020	June 29, 2019	% Change
Products and Systems Integration	$131	$242	(46)%
Software and Services	228	202	13%
Total Motorola Solutions	$359	$444	(19)%

	Six Months Ended

	June 27, 2020	June 29, 2019	% Change
Products and Systems Integration	$253	$389	(35)%
Software and Services	452	370	22%
Total Motorola Solutions	$705	$759	(7)%

Non-GAAP Operating Earnings %
	Three Months Ended

	June 27, 2020	June 29, 2019
Products and Systems Integration	13.5%	19.5%
Software and Services	35.1%	32.5%
Total Motorola Solutions	22.2%	23.9%

	Six Months Ended

	June 27, 2020	June 29, 2019
Products and Systems Integration	12.9%	16.9%
Software and Services	34.5%	30.6%
Total Motorola Solutions	21.5%	21.6%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Operating Earnings after Non-GAAP Adjustments
(In millions)

Q1 2020
	TOTAL	Products and Systems Integration	Software and Services
Net sales	$1,655	$993	$662
Operating earnings ("OE")	$259	$92	$167
Above-OE non-GAAP adjustments:
Intangibles amortization expense	53	12	41
Share-based compensation expenses	38	27	11
Hytera-related legal expenses	25	25	—
Reorganization of business charges	18	14	4
Acquisition-related transaction fees	2	1	1
Legal settlements	2	2	—
Gain on sale of property, plant, and equipment	(50)	(50)	—
Total above-OE non-GAAP adjustments	88	31	57
Operating earnings after non-GAAP adjustments	$347	$123	$224

Operating earnings as a percentage of net sales - GAAP	15.6%	9.3%	25.2%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	21.0%	12.4%	33.8%

Q2 2020

	TOTAL	Products and Systems Integration	Software and Services
Net sales	$1,618	$968	$650
Operating earnings ("OE")	$218	$49	$169
Above-OE non-GAAP adjustments:
Intangibles amortization expense	51	12	39
Reorganization of business charges	41	33	8
Share-based compensation expenses	31	22	9
Legal settlements	7	7	—
Hytera-related legal expenses	5	5	—
Fixed asset impairment	5	3	2
Acquisition-related transaction fees	1	—	1
Total above-OE non-GAAP adjustments	141	82	59
Operating earnings after non-GAAP adjustments	$359	$131	$228

Operating earnings as a percentage of net sales - GAAP	13.5%	5.1%	26.0%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	22.2%	13.5%	35.1%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Organic Revenue
(In millions)

	Three Months Ended
	June 27, 2020	June 29, 2019	% Change
Net sales	$1,618	$1,860	(13)%
Non-GAAP adjustments:
Sales from acquisitions	40	—
Organic revenue	$1,578	$1,860	(15)%

	Six Months Ended
	June 27, 2020	June 29, 2019	% Change
Net sales	$3,273	$3,517	(7)%
Non-GAAP adjustments:
Sales from acquisitions	91	3
Organic revenue	$3,182	$3,514	(9)%